UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 9, 2006

(Date of Report — date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                On March 8, 2006, we named Gregory T. Barnum as our new Vice President of Finance and Chief Financial Officer.   In connection with his officer appointment, Mr. Barnum has resigned on that date as a director.

                On March 9, 2005, we notified The Nasdaq Stock Market that we were not in compliance with NASD Marketplace Rule 4350(c)(1) due to the vacancy created by the resignation Mr. Barnum  as a member of our Board of Directors. Marketplace Rule 4350(c)(1) states that a majority of the board of directors of a Nasdaq issuer must be comprised of independent directors (as defined by Marketplace Rule 4200(a)(15)). As a result of the resignation of Mr. Barnum, our board is comprised of three independent directors and three non-independent directors and the rule requires that we have a majority of independent directors.

                Consequently, we are actively interviewing director candidates and we plan to add an additional independent director by May 17, 2006, the date of our next  annual meeting. NASD Rule 4350(c)(i) allows us to regain compliance by the earlier of its next annual shareholders meeting or March 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 15, 2006

DATALINK CORPORATION

	By:	/s/ Gregory T. Barnum
Gregory T. Barnum, Vice President of Finance and Chief Financial Officer